Exhibit 107

Calculation of Filing Fee Tables

FORM S-3

(Form Type)

Apollo Commercial Real Estate Finance, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	Equity	Common Stock, par value $.01 per share	Rule 415(a)(6)	2,000,000(1)		(2)			Form S-3ASR	333-249885	November 5, 2020	(2)
	Equity	Common Stock, par value $.01 per share	Rule 415(a)(6)	2,000,000(1)		(2)			Form S-3ASR	333-221483	November 9, 2017	(2)
	Equity	Common Stock, par value $.01 per share	Rule 415(a)(6)	2,000,000(1)		$32,960,000			Form S-3ASR	333-200177	November 13, 2014	$3,830

	Total Offering Amounts					$32,960,000		$0

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							$0

(1)

The amount of common stock registered hereunder shall be deemed to include any additional shares issuable as a result of any stock split, stock dividend or other change in the capitalization of the Registrant.

(2)

Pursuant to Rule 415(a)(6) under the Securities Act, 2,000,000 shares of common stock registered hereunder are unsold shares of common stock previously registered on the Registration Statement on Form S-3 (No. 333-249885) filed on November 5, 2020 (the “Prior Registration Statement”), which shares had been carried forward from the Registration Statement on Form S-3 (No. 333-221483) filed on November 9, 2017, which shares had in turn been carried forward from the Registration Statement on Form S-3 (No. 333-200177) filed on November 13, 2014. As a result, pursuant to Rule 415(a)(6) under the Securities Act, the offering of unsold securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.